EXHIBIT 5

                                 August 19, 2002

Emergisoft Holding, Inc.
2225 Avenue J
Arlington, Texas 76006

          Re: Emergisoft Holding, Inc. Registration Statement for Offering of 2,100,000 Shares of Common Stock

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 2,100,000 shares of common stock under your 2001 Stock Incentive Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 2001 Stock Incentive Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of your common stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,


                                      /s/ Cantey & Hanger, L.L.P.

                                      CANTEY & HANGER, L.L.P.